UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to CommonWealth REIT.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 18, 2014, Related Fund Management, LLC and Corvex Management LP (together, “Related/Corvex”) delivered to the Company what they have represented to be written consents from holders of 96,560,350, or approximately 81%, of the Company’s outstanding common shares consenting to the proposal by Related/Corvex to remove, without cause, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan as Trustees of the Company and any other person or persons elected or appointed to the Board of Trustees of the Company prior to the effective time of the proposal (the “Removal Proposal”).  As directed by the November 18, 2013 Interim Arbitration Award, the Company will inspect the consents and revocations and declare the results of the solicitation within five business days from receipt of the documentation from Related/Corvex. The consents and revocations are being inspected by IVS Associates, Inc. (“IVS”), the independent inspector retained by the Company to tabulate the results. The Company will amend this Current Report on Form 8-K to disclose the results of Related/Corvex’s written consent solicitation once the results have been tabulated by IVS and certified by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  March 24, 2014